As filed with the Securities and Exchange on July 2, 1997

                                                       Registration No. 33-63982
               Post-Effective Amendment No.2 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                KCS ENERGY, INC.
               (Exact name of issuer as specified in its charter)


                  DELAWARE                              22-2889587
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)


                  379 THORNALL STREET, EDISON, NEW JERSEY 08837
                                 (908) 632-1770
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


              1988 KCS ENERGY, INC. EMPLOYEE STOCK PURCHASE PROGRAM
                            (Full title of the plan)


             HENRY A. JURAND, SR. VICE PRESIDENT, CFO AND SECRETARY
         KCS ENERGY, INC., 379 THORNALL STREET, EDISON, NEW JERSEY 08837
          (Name and address, including zip code, of agent for service)


          Telephone number, including area code, of agent for service:
                                 (908) 632-1770


The Commission is requested to mail signed copies of all orders, notes and communications to:

                            RALPH M. LOWENBACH, ESQ.
                   ORLOFF, LOWENBACH, STIFELMAN & SIEGEL, P.A.
               101 EISENHOWER PARKWAY, ROSELAND, NEW JERSEY 07068

                                KCS ENERGY, INC.


                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                         FORM S-8 REGISTRATION STATEMENT
                                       FOR
                              1988 KCS ENERGY, INC.
                         EMPLOYEE STOCK PURCHASE PROGRAM



                  KCS ENERGY, INC. is filing this Post-Effective Amendment No. 2 to amend its Registration Statement (Registration No. 33-63982), the contents of which are incorporated herein by reference, pursuant to Rule 416 of the Securities Act of 1933, as amended, to reflect an increase in the common stock, par value $0.01 ("COMMON STOCK"), covered by such Registration Statement from 350,000 shares of Common Stock to 700,000 shares of Common Stock as a result of a subsequent 2 for 1 stock split.



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
                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, the State of New Jersey, on this 23rd day of June, 1997.

                                                 KCS ENERGY, INC.
                                                 (REGISTRANT)


                                                 By /s/Henry A. Jurand
                                                   -----------------------------
                                                   Henry A. Jurand,
                                                   Sr. Vice President,
                                                   CFO and Secretary



                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

         Signature             Title                             Date
         ---------             -----                             ----

/s/James W. Christmas        President, Chief                   6/23/97
---------------------------  Executive Officer
James W. Christmas           and Director
                             (Principal Executive
                             Officer)



/s/Stewart B. Kean           Chairman of the                    6/21/97
---------------------------  Board and Director
Stewart B. Kean




/s/G. Stanton Geary          Director                           6/20/97
---------------------------
G. Stanton Geary


                       (SIGNATURES CONTINUED ON NEXT PAGE)

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
                    (SIGNATURES CONTINUED FROM PREVIOUS PAGE)

         Signature                 Title                    Date
         ---------                 -----                    ----

/s/James E. Murphy, Jr.           Director                6/20/97
---------------------------
James E. Murphy, Jr.



/s/Joel D. Siegel                 Director                6/23/97
---------------------------
Joel D. Siegel



/s/Christopher A. Viggiano        Director                6/20/97
---------------------------
Christopher A. Viggiano



/s/Robert G. Raynolds             Director                6/25/97
---------------------------
Robert G. Raynolds



/s/Henry A. Jurand                Sr. Vice                6/23/97
---------------------------       President,
Henry A. Jurand                   CFO and
                                  Secretary
                                  (Principal Financial
                                  Officer)



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